UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

November 15, 2011

FRESH HARVEST PRODUCTS, INC.
(Exact name of registrant as specified in its charter)

New Jersey	000- 51390	33-1130446
(State or other jurisdiction of	(Commission File No.)	(I.R.S. Employer
incorporation or organization)		Identification No.)

280 Madison Avenue, Suite 1005, New York, New York (Address of principal executive offices)	10016 (Zip Code)

(917) 652-8030

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01

Entry into a Material Definitive Agreement.

On December 2, 2011, Fresh Harvest Products, Inc., a New Jersey corporation (“Fresh Harvest”), entered into a Settlement Agreement and Release (the “Settlement Agreement”) with Arthur Anderson (“Mr. Anderson”).

Pursuant to the terms of the Settlement Agreement, Fresh Harvest has issued 2,500,000 shares of common stock to Mr. Anderson (the “Settlement Shares”) and paid Mr. Anderson $5,000.  The Settlement Agreement, among other things, also contains a release of claims by Mr. Anderson.

The foregoing description of the terms of the Settlement Agreement is not complete and is qualified in its entirety by reference to the Settlement Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 3.02

Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 above is hereby incorporated by reference in this Item 3.02.

From November 15, 2011 through December 7, 2011, Fresh Harvest issued an aggregate of 70,304,770 shares of Fresh Harvest’s common stock pursuant to the conversion of approximately $126,500 of principal and accrued interest under outstanding convertible promissory notes and pursuant to the terms of agreements with certain service providers.

The exemptions from registration for the issuance of the Shares and the Settlement Shares were based on Section 4(2) of the Securities Act of 1933, as amended.

Item 9.01.

Financial Statements and Exhibits.

(a)

Not applicable

(b)

Not applicable

(c)

Not applicable

(d)

Exhibits.

10.1

Settlement Agreement and Release dated December 2, 2011 among Fresh Harvest Products, Inc., a New Jersey corporation, Inc., and Arthur Anderson.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRESH HARVEST PRODUCTS, INC.

By:

/s/Michael J. Friedman

Michael J. Friedman

Chairman, Chief Executive Officer and

President

Date: December 29, 2011

Exhibit Index

Exhibit No.	Description
10.1	Settlement Agreement and Release dated December 2, 2011 among Fresh Harvest Products, Inc., a New Jersey corporation, Inc., and Arthur Anderson. 10.2